Exhibit 16.1

150 Federal Street 9th Floor

Boston, MA 02110-1745

Phone 617-422-0700

Fax 617-422-0909

BDO

Seidman, LLP

Accountants and Consultants

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

March 26, 2004

We have been furnished with a copy of the responses to Item 4 of Form 8K for the event that occurred on March 19, 2004, to be filed by our former client, Storage Computer Corporation. We agree with the statements made in response to that item insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman

BDO Seidman

cc:	Michael O’Donnell

Chief Financial Officer

Storage Computer Corporation